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                                       13G              Page  7 of 9 Pages



                            EXHIBIT 1 TO SCHEDULE 13G
                            -------------------------


                                February 4, 1997
                                ----------------


         MORGAN STANLEY GROUP INC. and MORGAN STANLEY & CO. INCORPORATED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

                 MORGAN STANLEY GROUP INC.

BY:              /s/ Edward J. Johnsen
                 ---------------------------------------------------------------
                 Edward J. Johnsen, Vice-President
                 Morgan Stanley & Co. Incorporated


                 MORGAN STANLEY & CO. INCORPORATED

BY:              /s/ Edward J. Johnsen
                 ---------------------------------------------------------------
                 Edward J. Johnsen/ Vice President Morgan Stanley & Co., Incorporated